Exhibit 3.21

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “TRISYN GROUP, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FIRST DAY OF OCTOBER, A.D. 2002, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “FINANCIAL SERVICES SOLUTIONS GROUP, INC.” TO “TRISYN GROUP, INC.”, FILED THE SIXTH DAY OF NOVEMBER, A.D. 2002, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-EIGHTH DAY OF SEPTEMBER, A.D. 2009, AT 9:04 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “TRISYN GROUP, INC.”.

Jeffrey W. Bullock, Secretary of State
3582210 8100H	AUTHENTICATION: 9718623
120849357	DATE: 07-18-12
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 10/21/2002 020649678 – 3582210

CERTIFICATE OF INCORPORATION

OF

FINANCIAL SERVICES SOLUTIONS GROUP, INC.

ARTICLE ONE

The name of the corporation is Financial Services Solutions Group, Inc.

ARTICLE TWO

The address of the corporation’s registered office in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, par value one cent ($0.01) per share.

ARTICLE FIVE

The name and mailing address of the sole incorporator are as follows:

NAME AND MAILING ADDRESS

Thaddine G. Gomez

200 East Randolph Drive

Suite 5400

Chicago, Illinois 60601

ARTICLE SIX

The corporation is to have perpetual existence.

ARTICLE SEVEN

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE EIGHT

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

ARTICLE NINE

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE TEN

The corporation expressly elects not to be governed by §203 of the General Corporation Law of the State of Delaware.

ARTICLE ELEVEN

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 21st day of October, 2002.

Thaddine G. Gomez Sole Incorporator

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

FINANCIAL SERVICES SOLUTIONS GROUP, INC.

*    *    *    *

Adopted in accordance with the provisions of §242 the

General Corporation Law of the State of Delaware

*    *    *    *

The undersigned, being the President of Financial Services Solutions Group, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The Board of Directors of the Corporation adopted the resolution set forth below proposing an amendment to the Certificate of Incorporation of the Corporation (the “Amendment”) and directed that the Amendment be submitted to the sole holder of the issued and outstanding shares of Common Stock of the Corporation entitled to vote thereon for its consideration and approval:

“RESOLVED, that the Certificate of Incorporation of the Corporation be, and hereby is, amended in accordance with the provisions of §242 of the General Corporation Law of the State of Delaware by deleting Article One thereof in its entirety and substituting therefore Article One as follows:

ARTICLE ONE

The name of the corporation is Trisyn Group, Inc.”

SECOND: The Amendment was duly adopted in accordance with §228 and §242 of the General Corporation Law of the State of Delaware by the sole holder of the issued and outstanding shares of the Common Stock of the Corporation entitled to vote thereon.

*                *                 *                *                 *                *

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 11/06/2002 020685263 – 3582210

IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 6th day of November, 2002.

Financial Services Solutions Group, Inc., a Delaware corporation

By:	/s/ David Dominik
	Name:	David Dominik
	Title:	President

State of Delaware Secretary of State Division of Corporations Delivered 11:05 AM 09/28/2009 FILED 09:04 AM 09/28/2009 SRV 090887934 – 3582210 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of Trisyn Group, Inc., a Delaware Corporation, on this 25th day of September, A.D. 2009, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 25th day of September, A.D., 2009.

By:
Authorized Officer

Name:	Gregory Giangiordano
Print or Type

Title:	President